SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of earliest event reported: June 16, 2017

Actua Corporation

(Exact name of registrant as specified in charter)

Delaware	001-16249	23-2996071
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 East Lancaster

Avenue, Suite 640, Radnor, PA 19087

(Address of Principal Executive Offices) (Zip Code)

(610) 727-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

On June 16, 2017, Actua held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”). As of April 21, 2017, the record date for the Annual Meeting, there were a total of 33,171,703 shares of Actua Common Stock issued and outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 30,600,813 shares of Actua Common Stock were represented in person or by proxy, and, accordingly, a quorum was present.

The following is a brief description of each matter voted upon at the Annual Meeting, as well as the final number of votes cast for, cast against and withheld, as applicable, for each such matter, as well as the number of abstentions and broker non-votes, as applicable, with respect to each such matter.

1. The votes on the election of Walter W. Buckley, III, Michael J. Hagan and Philip J. Ringo as Class III directors, each for a term of three years or until the director’s successor is elected and qualified, were as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Walter W. Buckley, III	26,848,314	94,363	11,580	3,646,556
Michael J. Hagan	24,544,707	2,397,970	11,580	3,646,556
Philip J. Ringo	23,942,176	3,000,295	11,786	3,646,556

2. The vote on the ratification of the appointment of KPMG LLP as Actua’s independent registered public accountant for the year ending December 31, 2017 was as follows:

Votes For	Votes Against	Abstentions
30,211,510	329,789	59,514

3. The advisory vote regarding the compensation of Actua’s named executive officers, as disclosed in Actua’s proxy statement for the Annual Meeting, was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,355,941	2,547,715	50,601	3,646,556

4. The advisory vote with respect to the frequency of the advisory vote regarding the compensation of Actua’s named executive officers was as follows:

Once Every Year	Once Every Two Years	Once Every Three Years	Abstentions	Broker Non-Votes
21,885,136	32,821	5,027,711	8,589	3,646,556

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 20, 2017

ACTUA CORPORATION

By:	/s/ Suzanne L. Niemeyer
Name:	Suzanne L. Niemeyer
Title:	Managing Director, General Counsel and Secretary

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